UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

NORTHVIEW ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

207 WEST 25TH ST, 9TH FLOOR
NEW YORK, NY 10001
(Address of principal executive offices and zip code)

(212) 494-9022
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.0001 per share	NVAC	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	NVACR	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	NVACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2023, NorthView Acquisition Corp. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because of the Company’s failure to pay certain annual fees to Nasdaq totaling $140,000, the Company no longer complies with Nasdaq Listing Rule 5250(f), a requirement for continued listing on the Nasdaq Global Market.

The Company plans to pay the outstanding fees in order to regain compliance with the continued listing requirements, and if the continued listing requirements are not determined to be met prior to 4:00 p.m. Eastern Time on April 27, 2023, the Company plans to appeal Nasdaq’s determination prior to that time.

If the Company elects to appeal the determination to delist its common stock, the common stock would remain listed on the Nasdaq Global Market until the completion of the appeal process.

If, however, the Company elects not to appeal Nasdaq’s determination, the Company’s common stock will be delisted at the open of business on May 1, 2023, and its securities will be suspended from trading at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHVIEW ACQUISITION CORP.

Date: April 26, 2023	By:	/s/ Jack Stover
	Name:	Jack Stover
	Title:	Chief Executive Officer